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                 UNANIMOUS WRITTEN CONSENT IN LIEU OF MEETING
                              OF THE SHAREHOLDERS
                                      OF
                               PIVOT RULES, INC.


                  The undersigned, being all of the shareholders (the "Shareholders") of Pivot Rules, Inc., a New York corporation (the "Company"), hereby consent to the adoption of the following resolutions taking or authorizing the actions specified therein pursuant to Section 615 of the New York Business Corporation Law in lieu of holding a meeting of the Shareholders.

         WHEREAS, the underwriter of the Company's proposed initial public offering of Common Stock (the "Public Offering") has indicated to the Company that it intends to market such Common Stock in the State of California or to residents of the State of California;

         WHEREAS, the securities authorities of the State of California have indicated to the Company that, in order to permit the Public Offering to be made to California residents, they require the Company to elect not to be governed by the provisions of Section 912 of the New York Business Corporation Law;

         WHEREAS, the Board of Directors of the Company has approved an amendment to the Company's Amended and Restated Bylaws to make such election and has recommend that the Shareholders approve such amendment;

         NOW, THEREFORE, BE IT RESOLVED, that the Shareholders of the Company hereby approve the amendment to the Company's Amended and Restated Bylaws to add a new Article XIII which shall read in its entirety as follows:

                  "Article XIII-Certain Business Combinations

                  The Company, pursuant to Section 912(d) of the New York Business Corporation Law, elects not to be governed by, or subject to, the provisions of Section 912 of the New York Business Corporation Law."

                  IN WITNESS WHEREOF, the undersigned have executed this consent this 22nd day of April, 1997.

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         All Shareholders need not execute the same copy of this consent. This consent may be adopted in one or more counterparts, and the foregoing resolutions shall be deemed adopted when each of the Shareholders shall have executed a copy thereof.

/s/ E. Kenneth Seiff                               /s/ Joe Littenberg
----------------------------                       ----------------------------
E. Kenneth Seiff                                   Joe Littenberg


/s/ Joseph Boughton, Jr.                           /s/ Arnold Krumholz
----------------------------                       ----------------------------
Joseph Boughton, Jr.                               Arnold Krumholz


/s/ Jennifer Miller                                /s/ William Mentlik
----------------------------                       ----------------------------
Jennifer Miller                                    William Mentlik


/s/ Joelle Weiss                                   /s/ Sid David
----------------------------                       ----------------------------
Joelle Weiss                                       Sid David


/s/ Stuart Weiss                                   /s/ Bert Rosen
----------------------------                       ----------------------------
Stuart Weiss                                       Bert Rosen


/s/ William Roberti                                /s/ Robert Stevens
----------------------------                       ----------------------------
William Roberti                                    Robert Stevens


/s/ James Barnett                                  /s/ Amy Tucker
----------------------------                       ----------------------------
James Barnett                                      Amy Tucker


/s/ Mi Si Kwong                                    /s/ Courtney Taylor
----------------------------                       ----------------------------
Mi Si Kwong                                        Courtney Taylor


/s/ James Hilford                                  /s/ Carole Hoffman
----------------------------                       ----------------------------
James Hilford                                      Carole Hoffman


/s/ Andrew Hilford                                 /s/ Jon Morris
----------------------------                       ----------------------------
Andrew Hilford                                     Jon Morris


/s/ Jeffrey Hilford                                /s/ Judy Seiff
----------------------------                       ----------------------------
Jeffrey Hilford                                    Judy Seiff


/s/ Andrew Weiss
----------------------------
Andrew Weiss

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